EXHIBIT INDEX

(h)(10) Agreement and Plan of Reorganization, dated Jan. 8, 2004, between IDS Life Series, Fund, on behalf of its series, IDS Life Series - Government Securities Portfolio, and AXP Variable Portfolio - Income Series, Inc., on behalf of its series, AXP Variable Portfolio - Short Duration U.S. Government Fund, and American Express Financial Corporation.

(h)(11) Agreement and Plan of Reorganization, dated Jan. 8, 2004, between IDS Life Series, Fund, on behalf of its series, IDS Life Series - Income Portfolio, and AXP Variable Portfolio - Income Series, Inc., on behalf of its series, AXP Variable Portfolio - Diversified Bond Fund, and American Express Financial Corporation.

(h)(12) Fee Waiver Agreement, dated September 1, 2004, between American Express Financial Corporation and AXP Variable Portfolio - Core Bond Fund, a series of AXP Variable Portfolio - Income Series, Inc.

(h)(13) Fee Waiver Agreement, dated September 1, 2004, between American Express Financial Corporation and AXP Variable Portfolio - Income Opportunities Fund, a series of AXP Variable Portfolio - Income Series, Inc.

(h)(14) Fee Waiver Agreement, dated September 1, 2004, between American Express Financial Corporation and AXP Variable Portfolio - Inflation Protected Securities Fund, a series of AXP Variable Portfolio - Income Series, Inc.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)       Consent of Independent Registered Public Accounting Firm.